UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
----------------------------------------------X
In re                                         :
                                                   In Proceedings For
CRAFTMATIC INDUSTRIES, INC., and              :    Reorganization Under
CRAFTMATIC ORGANIZATION, INC.,                     Chapter 11
         d/b/a/ EAK Advertising Co.,          :    Case Nos.    96 B 40154
                                                                96 B 40155 (SMB)
                                    Debtors.  :    Jointly Administered
----------------------------------------------X








                  DEBTORS' CONSOLIDATED PLAN OF REORGANIZATION
                  --------------------------------------------











                                            PARKER CHAPIN FLATTAU & KLIMPL, LLP
                                            Attorneys for Debtors and
                                            Debtors-in-Possession
                                            1211 Avenue of the Americas
                                            New York, New York 10036
                                            (212) 704-6000


Dated:    March 20, 1997




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
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
       ARTICLE I     DEFINITIONS AND RULES OF CONSTRUCTION......................................................1

        I.1     "Administrative Expense Claim" .................................................................2
        I.2     "Administrative Expense Claims Bar Date"........................................................2
        I.3     "Allowed".......................................................................................3
        I.4     "Anniversary Date"..............................................................................3
        I.5     "Attorney General Actions"......................................................................3
        I.6     "Avoidance Actions".............................................................................3
        I.7     "Bankruptcy Code" ..............................................................................3
        I.8     "Bankruptcy Court"..............................................................................4
        I.9     "Bankruptcy Rules"..............................................................................4
        I.10    "Bar Date"......................................................................................4
        I.11    "Business Day"..................................................................................4
        I.12    "Cash"..........................................................................................4
        I.13    "Chapter 11 Case" or "Case".....................................................................4
        I.14    "Claim".........................................................................................4
        I.15    "Claimant"......................................................................................4
        I.16    "Class".........................................................................................4
        I.17    "Committee".....................................................................................5
        I.18    "Common Shares or Shareholder"..................................................................5
        I.19    "Confirmation"..................................................................................5
        I.20    "Confirmation Date".............................................................................5
        I.21    "Confirmation Order"............................................................................5
        I.22    "Craftmatic"....................................................................................5
        I.23    "Craftmatic U.K."...............................................................................5
        I.24    "Creditor"......................................................................................5
        I.25    "Debtors".......................................................................................5
        I.26    "DIP Account"...................................................................................6
        I.27    "Disallowed Amount".............................................................................6
        I.28    "Disclosure Statement"..........................................................................6
        I.29    "Disputed Claim"................................................................................6
        I.30    "Distribution Dates"............................................................................7
        I.31    "Distribution"..................................................................................7
        I.32    "Effective Date"................................................................................7
        I.33    "Entity"........................................................................................7
        I.34    "Equity Interest" or "Interest".................................................................7
        I.35    "ESOP"..........................................................................................7
        I.36    "ESOP Trustee"..................................................................................7
        I.37    "Estate"........................................................................................7


                                       -i-



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        I.38    "Estate Property"...............................................................................7
        I.39    "Executory Contract"............................................................................8
        I.40    "Face Amount"...................................................................................8
        I.41    "Final Order"...................................................................................8
        I.42    "Insider".......................................................................................8
        I.43    "Kraftsow Payment" .............................................................................8
        I.44    "L&P"...........................................................................................9
        I.45    "L&P Secured Claim".............................................................................9
        I.46    "L&P Promissory Note"...........................................................................9
        I.47    "L&P Requirements Agreement"....................................................................9
        I.48    "L&P Revolving Credit Agreement"................................................................9
        I.49    "Lien"..........................................................................................9
        I.50    "Local Rules"...................................................................................9
        I.51    "Other Secured Claim"...........................................................................9
        I.52    "Payoff Date"...................................................................................9
        I.53    "Person".......................................................................................10
        I.54    "Petition".....................................................................................10
        I.55    "Petition Date"................................................................................10
        I.56    "Plan".........................................................................................10
        I.57    "Preferred Shareholder"........................................................................10
        I.58    "Priority Claim"...............................................................................10
        I.59    "Priority Tax Claim"...........................................................................10
        I.60    "Priority Wage Claim"..........................................................................10
        I.61    "Professional Administrative Expense Claim"....................................................11
        I.62    "Professional Persons".........................................................................11
        I.63    "Property".....................................................................................11
        I.64    "Reorganized Debtors"..........................................................................11
        I.65    "Reorganized Debtors Assets"...................................................................11
        I.66    "Reserve Account" .............................................................................11
        I.67    "Schedules"....................................................................................11
        I.68    "Secured Claim"................................................................................11
        I.69    "Tax"..........................................................................................12
        I.70    "Unclaimed Property" ..........................................................................12
        I.71    "Unsecured Claim" .............................................................................12
        I.72    "Unsecured Insider Claim"......................................................................12

      ARTICLE II     CLASSIFICATION AND TREATMENT OF
                     CLAIMS AND EQUITY INTERESTS...............................................................13

        II.1    Summary........................................................................................13
        II.2    Classification and Treatment...................................................................13
        II.3    Class 1:  Administrative Expense Claims........................................................13

                                      -ii-

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        II.4    Class 2:  Priority Tax Claims..................................................................14
        II.5    Class 3:  Priority Claims and Priority Wage Claims.............................................14
        II.6    Class 4:  Secured L&P Claim....................................................................15
        II.7    Class 5:  Other Secured Claims.................................................................15
        II.8    Class 6:  General Unsecured Claims.............................................................16
        II.9    Class 7:  Unsecured Insider Claims.............................................................16
        II.10   Class 8:  Equity Interests:  Preferred Shareholders............................................16
        II.11   Class 9:  Equity Interests:  Common Shareholders...............................................17
        II.12   Form of Payments...............................................................................17
        II.13   Time Limit for Objection to Claims.............................................................17
        II.14   Resolution of Disputed Claims..................................................................18
        II.15   Payments.......................................................................................18
        II.16   Right of Pre-Payment...........................................................................18
        II.17   No payments on Account of Disputed Claims......................................................18
        II.18   Reserve for Disputed Claims....................................................................18
        II.19   Nonconsensual Confirmation/Cramdown............................................................19

     ARTICLE III     ACCEPTANCE OR REJECTION OF THE PLAN.......................................................20

        III.1   Voting Classes.................................................................................20
        III.2   Acceptance by Impaired Classes.................................................................20
        III.3   Presumed Acceptance of Plan....................................................................20
        III.4   Confirmability of the Plan.....................................................................20
        III.5   Controversy Concerning Impairment..............................................................20

      ARTICLE IV     MEANS FOR EXECUTION OF THE PLAN...........................................................21

        IV.1    Reorganized Debtors' Ability to Make the Distribution Provided For in the
                Plan...........................................................................................21
        IV.2    Vesting of Assets..............................................................................21
        IV.3    Actions Prior the Effective Date...............................................................21
        IV.4    Powers and Duties of the Reorganized Debtors' Operation of Business............................22
        IV.5    Preferences and Fraudulent Conveyances.........................................................22
        IV.6    Authority to Object to Claims, Compromise Litigation and Contested
                Matters, and Abandon Estate Assets.............................................................22
        IV.7    Further Authorization..........................................................................23

       ARTICLE V     EFFECTS OF CONFIRMATION...................................................................24

        V.1     Discharge of Claims............................................................................24
        V.2     Binding Effect/Injunction......................................................................24

                                      -iii-



                                                                                                             Page


        V.3     Pursuit of Available Claims and Causes of Action and Objections to Claims......................25

      ARTICLE VI     CONDITIONS PRECEDENT TO THE PLAN BECOMING
                     EFFECTIVE.................................................................................26

        VI.1    Conditions.....................................................................................26

      ARTICLE VII    EXECUTORY CONTRACTS AND NONRESIDENTIAL REAL
                     PROPERTY LEASES...........................................................................26

        VII.1   Assumption of Executory Contracts..............................................................26
        VII.2   Treatment of Allowed Rejection Claims..........................................................26

     ARTICLE VIII    RETENTION OF JURISDICTION.................................................................26

        VIII.1  Retention of Jurisdiction......................................................................27

      ARTICLE IX     THE COMMITTEE.............................................................................28

        IX.1    Committee......................................................................................28

       ARTICLE X     MODIFICATION OF THIS PLAN.................................................................29

         X.1    Modification...................................................................................29

      ARTICLE XI     SUBSTANTIVE CONSOLIDATION.................................................................29

         XI.1   Substantive Consolidation......................................................................29
         XI.2   Order Granting Substantive Consolidation.......................................................30

     ARTICLE XII     MISCELLANEOUS PROVISIONS..................................................................31

         XII.1  Net Operating Loss.............................................................................31
         XII.2  Transfer Free and Clear of Taxes...............................................................31
         XII.3  Amendment and Restatement of Debtors Certificates of Incorporation.............................31
         XII.4  Exculpation and Releases.......................................................................32
         XII.5  Fractional Cents and Cents.....................................................................32
         XII.6  Cancellation of Interests......................................................................33
         XII.7  Unclaimed Property.............................................................................33
         XII.8  Amendment of the Plan..........................................................................33
         XII.9  Severability...................................................................................33

                                      -iv-

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         XII.10 Revocation.....................................................................................34
         XII.11 Binding Effect.................................................................................34
         XII.12 Successors and Assigns.........................................................................34
         XII.13 Governing Law..................................................................................34
         XII.14 Headings.......................................................................................34
         XII.15 Notices........................................................................................35
         XII.16 Rules of Interpretation........................................................................35
         XII.17 Releases of Professionals......................................................................36
         XII.18 Confirmation Order.............................................................................36
         XII.19 Computation of Time............................................................................36
         XII.20 No Admissions..................................................................................36


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------------------------X
In re                                            :
                                                     In Proceedings For
CRAFTMATIC INDUSTRIES, INC., and                 :   Reorganization Under
CRAFTMATIC ORGANIZATION, INC.,                       Chapter 11
         d/b/a/ EAK Advertising Co.,             :   Case Nos.  96 B 40154
                                                                96 B 40155 (SMB)
                                    Debtors.     :   Jointly Administered
-------------------------------------------------X


                         DEBTOR'S PLAN OF REORGANIZATION
                         -------------------------------

         Craftmatic Industries, Inc. and Craftmatic Organization, Inc., debtors and debtors-in-possession, hereby propose the following plan of reorganization pursuant to the provisions of chapter 11 of Title 11 of the United States Code, 11 U.S.C. ss.101, et seq.

                                   ARTICLE I
                      DEFINITIONS AND RULES OF CONSTRUCTION
                      -------------------------------------

         For the purposes of this Plan, the following terms shall have the respective meanings as hereinafter set forth (such meanings to be equally applicable to the singular and plural forms of the terms defined, unless the context otherwise requires). Capitalized terms, used in this Plan, shall at all times, refer to the terms as defined in this Article One. A term used in this Plan, which is not defined herein, but is defined in the Bankruptcy Code, shall have the meaning assigned to such term in the Bankruptcy Code. A term used in this Plan, which is not defined herein, or in the Bankruptcy Code, but is defined in the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), shall have the meaning assigned to such term in the Bankruptcy Rules. Accounting terms, if any, not otherwise defined in this Plan, shall have the meanings assigned to them, in accordance with generally accepted accounting principles currently in effect. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Plan as a whole, including all exhibits and schedules, if any, annexed hereto, as the same may from time to time be amended or supplemented, and not to any particular Article, Section or subdivision contained in this Plan.

         I.1 "Administrative Expense Claim" means a claim for any unpaid cost or expense of administration in connection with this Bankruptcy Case of a kind specified in sections 503(b) and 502(f) of the Bankruptcy Code and referred to in section 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses incurred after the Filing Date and up to the Effective Date of preserving the Estate of the Debtor, any indebtedness or obligation expressly incurred or assumed by the Debtor, as debtor-in-possession, in connection with the conduct of its business or businesses, allowances of compensation for legal or other services and reimbursement of costs and expenses under sections 330 (a) or 331 of the Bankruptcy Code or otherwise allowed by the Bankruptcy Court, all costs of making distributions and providing notices and ballots with respect to this Plan, and all fees and charges assessed against the Estate under chapter 123 of title 2 of the United States Code.

         I.2 "Administrative Expense Claims Bar Date" means sixty (60) days after the Confirmation Date, which date may be further extended by the Bankruptcy Court for cause shown. The Administrative Expenses Bar Date shall be the last date for professionals or other entities to file a claim requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503, 506 or 1103 of the Bankruptcy Code for services rendered through and including the Confirmation Date.

         I.3 "Allowed" means a Claim or Ownership Interest or portion thereof:
(i) which is scheduled by the Debtor pursuant to sections 521(1) and 1106(a)(2) of the Bankruptcy Code, other than a Claim or Ownership Interest which is scheduled by the Debtor as disputed, contingent, unliquidated or unknown; or
(ii) proof of which has been filed, pursuant to section 501(a) of the Bankruptcy Code, on or before the Bar Date, and in either case as to which Claim or interest no objection to the allowance thereof has been or can be interposed prior to the final date for filing such objections set forth in an order of the Bankruptcy Court; or (iii) which, after objection thereto, has been allowed, in whole or in part, by a Final Order; or (iv) which has been allowed pursuant to this Plan or a Final Order.

         I.4 "Anniversary Date" means the first (1st) Business Day one (1) year after the last day of the month preceding the Effective Date, and each anniversary of such Business Day thereafter.

         I.5 "Attorney General Actions" means those investigations or civil actions commenced against the Debtors by various state agencies for Debtor's alleged failure to comply with state law.

         I.6 "Avoidance Actions" means those actions arising under sections 546, 547, 548, and 550 of the Bankruptcy Code.

         I.7 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, and as codified in Title 11 of the United States Code, 11 U.S.C. ss.101 et seq. as in effect from time to time.

         I.8 "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York, with jurisdiction over the Chapter 11 case.

         I.9 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended, in effect on the Effective Date.

         I.10 "Bar Date" means July 17, 1996 such date having been fixed by order of the Bankruptcy Court, on or before which date all Persons asserting a Claim against the Debtor (other than the Debtor's Professionals or Persons asserting Administrative Claims) must have filed a proof of claim or be forever barred from asserting a Claim against the Debtor or its property, and from voting on the Plan and/or sharing in any Distributions thereunder.

         I.11 "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law to close.

         I.12 "Cash" means lawful currency of the United States of America.

         I.13 "Chapter 11 Case" or "Case" means the Debtors jointly administered cases for reorganization under chapter 11 of the Bankruptcy Code, Case Nos.
96 B 40154 (SMB) and 96 B 40155 (SMB) commenced as of the Petition Date.

         I.14 "Claim" means a claim against the Debtor, as such term is defined in section 101(5) of the Bankruptcy Code.

         I.15 "Claimant" means holder of a claim.

         I.16 "Class" means any group of Allowed Claims which are substantially similar to each other as classified pursuant to this Plan.

         I.17 "Committee" means the official committee of unsecured creditors heretofore appointed in the Debtor's Chapter 11 Case by the United States Trustee pursuant to section 1102 of the Bankruptcy Code, as may be redesignated from time to time.

         I.18 "Common Shares or Shareholder" means any person or entity holding common shares of Industries.

         I.19 "Confirmation" means the entry by the Bankruptcy Court of the Confirmation Order.

         I.20 "Confirmation Date" means the date of the entry of the Confirmation Order upon the legal docket of the Clerk of the Bankruptcy Court.

         I.21 "Confirmation Order" means the order signed and issued by the Bankruptcy Court pursuant to section 1129 of the Bankruptcy Code confirming this Plan, and approving and authorizing the implementation of the transactions contemplated herein, as such order may be amended, modified or supplemented.

         I.22 "Craftmatic" means the Debtors.

         I.23 "Craftmatic U.K." means that non-Debtor party owned and controlled by Stanley Kraftsow which has the exclusive right to sell "Craftmatic" Beds in the United Kingdom pursuant to written agreement.

         I.24 "Creditor" means the holder of a Claim, an Allowed Claim or a Disputed Claim, as the case may be.

         I.25 "Debtors" means Craftmatic Industries, Inc. and Craftmatic Organization, Inc. which filed petitions for reorganization under chapter 11 of the Bankruptcy Code with the Bankruptcy Court on the Petition Date; and (ii) the Reorganized Debtors, where required within the context of the Plan.

         I.26 "DIP Account" means the Debtor-in-Possession bank accounts maintained by the Debtors during the Chapter 11 Case.

         I.27 "Disallowed Amount" means, with respect to a particular Disputed Claim, the amount, if any, by which the Face Amount of such Creditor's Disputed Claim exceeds the Allowed Amount of such Claim.

         I.28 "Disclosure Statement" means the Disclosure Statement respecting the Plan filed by the Debtors in the Chapter 11 Case, and approved by order of the Bankruptcy Court as containing adequate information in accordance with section 1125 of the Bankruptcy Code.

         I.29 "Disputed Claim" means a Claim (or portion thereof) against the Debtors as to which: (a) a proof of Claim has been filed, or deemed filed, under applicable law or order of the Bankruptcy Court, with the Bankruptcy Court; (b) an objection has been timely filed; and

(c) such objection has not been: (i) withdrawn, (ii) overruled or denied in whole by a Final Order, or (iii) granted in whole or part by a Final Order; provided, however, the Bankruptcy Court may estimate a Disputed Claim for purposes of allowance pursuant to section 502(c) of the Bankruptcy Code. For purposes of the Plan, a Claim shall be considered a Disputed Claim in its entirety if: (w) before the time that an objection has been filed, the amount of the Claim specified in the proof of Claim exceeds the amount of any corresponding Claim scheduled by the Debtor in the Schedules; (x) there is a dispute as to classification of the Claim; (y) the Claim is unliquidated; or (z) the Claim has been or hereafter is listed on the Schedules as unliquidated, disputed, or contingent, or is not listed on the Schedules.

         I.30 "Distribution Dates" means the Effective Date (or the next Business Day, if such date does not fall on a Business Day) and the succeeding dates on which Distributions will be made by the Reorganized Debtors pursuant to the Plan.

         I.31 "Distribution" means the payment to Creditors by the Reorganized Debtors on the Effective Date as required by, this Plan.

         I.32 "Effective Date" means the later of (a) the first (1st) Business Day after the Confirmation Order becomes a Final Order, (b) the date the conditions precedent set forth in Article V.1 of the Plan have been satisfied or
(c) such other date as may be fixed by Order of the Court.

         I.33 "Entity" shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

         I.34 "Equity Interest" or "Interest" means any equity interest in the Debtors, and any option, warrant or other agreement requiring the issuance of any such equity interest.

         I.35 "ESOP" means the Employee Stock Ownership Plan of Industries.

         I.36 "ESOP Trustee" means either of the two appointed trustees (Stanley Halbert, CPA or Harvey Shapiro, Esq.) of the ESOP.

         I.37 "Estate" means all of the assets of the Debtors as of the Petition Date as provided for by section 541 of the Bankruptcy Code.

         I.38 "Estate Property" means (i) all property constituting the Debtors' Estate within the meaning of section 541 of the Bankruptcy Code, including without limitation all of the Debtors' rights, title and interest in the properties identified in the Schedules, all proceeds and income from or of such properties, and all Claims of the Debtors.

         I.39 "Executory Contract" means any unexpired leases or executory contracts within the meaning of section 365 of the Bankruptcy Code.

         I.40 "Face Amount" means with respect to any Claim,
              (a) if the holder of such Claim has not timely filed proof thereof with the Bankruptcy Court, the amount, if any, of such Claim as listed in the Schedules, however the Face Amount shall not include any Claim listed in the Schedules as either contingent, unliquidated, or disputed if the holder of such Claim has not timely filed proof thereof with the Bankruptcy Court;

              (b) if the holder of such Claim has timely filed proof thereof with the Bankruptcy Court: (i) the amount stated in such proof; or (ii) the amount otherwise directed by an order of the Bankruptcy Court; or

              (c) notwithstanding the provisions of subsections (a) and (b), if an Allowed Amount has been established or determined by the Bankruptcy Court, the Allowed amount of such Creditor's Claim.

         I.41 "Final Order" means a judgment, order or decree issued and entered by the Bankruptcy Court or by any state or federal court or other tribunal located in one of the states, territories or possessions of the United States or the District of Columbia, which judgment, order or decree has not been reversed or stayed and as to which the time to appeal therefrom has expired and as to which no appeal or petition for review, rehearing or certiorari is pending. In the event of an Order confirming the Debtors' Plan is challenged, if no stay is obtained, the Plan shall become effective.

         I.42 "Insider" has the same meaning ascribed to it by section 101(31) of the Bankruptcy Code.

         I.43 "Kraftsow Payment" means that certain payment by Stanley Kraftsow in the amount of $200,000.00.

         I.44 "L&P" shall mean the Debtors' secured creditor and post-petition lender Leggett and Platt, Incorporated.

         I.45 "L&P Secured Claim" shall be the indebtedness due under the L&P Promissory Note, L&P Requirements Agreement, and L&P Revolving Credit Agreement.

         I.46 "L&P Promissory Note" means that certain promissory note dated December 1, 1994 executed by both Debtors and L&P in the original principal amount of $1,500,000.00.

         I.47 "L&P Requirements Agreement" means that certain agreement dated December 1, 1994 executed by Organization and L&P in the original amount of $1,200,000.00.

         I.48 "L&P Revolving Credit Agreement" means that certain agreement evidenced by a promissory note dated October 28, 1994 executed by Organization and L&P in the original principal amount of $900,000.00.

         I.49 "Lien" shall have the meaning assigned to it in section 101(37) of the Bankruptcy Code.

         I.50 "Local Rules" means the Local Bankruptcy Rules of the Bankruptcy Court, as amended, in effect as of the Effective Date.

         I.51 "Other Secured Claim" means any Claim to the extent of the value of the assets which the Creditor holding the Claim has a Lien except that Other Secured Claims shall not include the L&P Secured Claim.

         I.52 "Payoff Date" means the date that the obligations under this Plan to holders of Allowed Claims are paid the full amount of their Allowed Claims.

         I.53 "Person" shall have the meaning assigned to it in section 101(41) of the Bankruptcy Code.

         I.54 "Petition" means the voluntary chapter 11 bankruptcy Petitions filed at the Bankruptcy Court by the Debtors on the Petition Date.

         I.55 "Petition Date" means January 12, 1996 the date on which the Debtors filed their petitions for relief under chapter 11 of the Bankruptcy Code to commence the Chapter 11 Cases.

         I.56 "Plan" means the "Debtors' Plan of Reorganization", as same may be further amended, and all exhibits hereto, which are incorporated herein by reference, and any amendments or modifications thereof.

         I.57 "Preferred Shareholder" means any person holding Series A Convertible Preferred Shares of Industries.

         I.58 "Priority Claim" means any Claim against the Debtor entitled to priority in accordance with sections 507(a)(2)-(a)(6) and (a)(8) of the Bankruptcy Code.

         I.59 "Priority Tax Claim": (a) means any Tax Claim against the Debtor entitled to priority in accordance with section 507(a)(8) of the Bankruptcy Code; and (b) does not mean other types of Tax obligations, which are not statutorily entitled to priority under section 507(a)(8) of the Bankruptcy Code, which shall be Unsecured Claims.

         I.60 "Priority Wage Claim" means any Claim against the Debtor entitled to priority in accordance with sections 507(a)(3) and 507(a)(4) of the Bankruptcy Code.

         I.61 "Professional Administrative Expense Claim" means all awards of compensation and/or reimbursement of expenses of Professional Persons made by the Bankruptcy Court under sections 330 and/or 331 of the Bankruptcy Code.

         I.62 "Professional Persons" means Persons retained prior to the Confirmation Date by a Final Order of the Bankruptcy Court pursuant to sections 327 or 1103 of the Bankruptcy Code.

         I.63 "Property" with respect to the Debtors, has the meaning ascribed to it in section 541 of the Bankruptcy Code.

         I.64 "Reorganized Debtors" means Craftmatic Industries, Inc. and Craftmatic Organization, Inc. on or after the Effective Date, corporations duly organized under the State of Delaware and State of Pennsylvania, respectively.

         I.65 "Reorganized Debtors Assets" means all Estate Property to be surrendered or conveyed to the Reorganized Debtors pursuant to this Plan.

         I.66 "Reserve Account" means the account holding funds in an amount in excess of the amount necessary to satisfy the Allowed Amount of Disputed Claims.

         I.67 "Schedules" means the schedules of assets and liabilities filed by the Debtors with the Bankruptcy Court pursuant to Bankruptcy Rule 1007, as such Schedules may be amended or supplemented from time to time pursuant to Bankruptcy Rule 1009.

         I.68 "Secured Claim" means any Claim against the Debtor which is secured, in whole or in part, as of the Petition Date, by a Lien against Estate Property, which Lien is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, but only to the extent of the value of the assets securing such Claim.

         I.69 "Tax" as used in "Priority Tax Claim" and elsewhere means all taxes of any kind, including without limitation any interest, additions to tax and penalties thereon.

         I.70 "Unclaimed Property" means any Cash (together with any interest earned thereon) that is unclaimed by a Claimant within six (6) months after such Cash is distributed, and shall include: (i) checks (and the funds represented thereby) that have been returned as undeliverable; (ii) funds for checks that have not been paid or negotiated; and (iii) checks (and the funds represented thereby) that were not mailed or delivered because of the absence of a proper address to which to mail or deliver the same.

         I.71 "Unsecured Claim" means any Claim other than a Non-Professional Administrative Expense Claim, Professional Administrative Expense Claim, Priority Claim, Priority Tax Claim, Priority Wage Claim, and Secured Claim, but includes any claims arising as a result of the rejection of executory contracts or unexpired leases pursuant to section 365 of the Bankruptcy Code.

         I.72 "Unsecured Insider Claim" means any Claim held by an Insider.

                                   ARTICLE II

                         CLASSIFICATION AND TREATMENT OF
                           CLAIMS AND EQUITY INTERESTS
                           ---------------------------

         II.1 Summary. The categories of Claims and Equity Interests listed below classify Allowed Claims and Allowed Equity Interests for all purposes, including voting, confirmation, and distribution pursuant to the Plan.



                           CLASS                                                STATUS
                           -----                                                ------
         Class 1:          Administration Expense Claims               Unimpaired - not entitled to vote

         Class 2:          Priority Tax Claims                         Unimpaired - not entitled to vote

         Class 3:          Priority Claims                             Unimpaired - not entitled to vote

         Class 4:          Secured L & P Claim                         Impaired - entitled to vote

         Class 5:          Other Secured Claims                        Unimpaired - not entitled to vote

         Class 6:          General Unsecured Claims                    Impaired- entitled to vote

         Class 7:          Unsecured Insider Claims                    Impaired- entitled to vote

         Class 8:          Equity Interests:                           Impaired- entitled to vote
                           Preferred Shareholders

         Class 9:          Equity Interests:                           Impaired- entitled to vote
                           Common Shareholder

         II.2 Classification and Treatment. The Allowed Claims and certain Disputed Claims against the Debtor shall be classified and receive the treatment specified below.

         II.3 Class 1: Administrative Expense Claims

             (i) Treatment: Each holder of a Class 1 Claim shall be paid by the Reorganized Debtors in full, in Cash, on the latest of (i) the date the Claim becomes an Allowed Claim, provided however, that Administrative Expense Claims, that represent liabilities incurred by the Debtor in the ordinary course of its business, will be paid or performed by the Debtor in the ordinary course of its business and in accordance with any terms and conditions of any agreements between the Debtor and the holders such Expense Claims; or (ii) upon such other terms as may be agreed upon by the Debtors and the Holder of such an Allowed Administrative Claim.

             (ii) Voting: Class 1 is unimpaired and is not a class for voting purposes. Class 1 is not entitled to vote to accept or reject the Plan.

         II.4 Class 2: Priority Tax Claims

             (i) Treatment: Except to the extent that the holder of an Allowed Priority Tax Claim agrees to a different treatment, the Reorganized Debtors shall pay to each holder of an Allowed Priority Tax Claim Cash, in an amount equal to such Allowed Priority Tax Claim, on the later of (a) the Effective Date or (b) the date the Debtors are otherwise obligated to pay such Allowed Claim in accordance with the terms of the transaction giving rise to such Allowed Claim; or (c) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim.

             (ii) Voting: Class 2 is unimpaired and is not a class for voting purposes. Class 2 is not entitled to vote to accept or reject the Plan.

         II.5 Class 3: Priority Claims and Priority Wage Claims

             (i) Treatment: Each holder of an Allowed Class 3 Priority Claim, including Allowed Priority Wage Claims, shall be paid the amount of such claim entitled to priority in full, in Cash, on the later of the Effective Date (or as soon thereafter as is practicable) if the Priority Claim or Priority Wage Claim is an Allowed Claim on that date or, on the date the

Priority Claim or Priority Wage Claim becomes an Allowed Claim. Alternatively, Priority Claims or Priority Wage Claims may be paid upon such terms and conditions as may be agreed upon by and between the holder of such Claim and the Debtor. Any remaining balance of the Allowed Priority Claims and including Allowed Priority Wage Claims, not entitled to priority, will be treated as a Class 6 General Unsecured Claim.

             (ii) Voting: Class 3 is unimpaired by the Plan and the holders of Claims in Class 4 are not entitled to vote to accept or reject the Plan.

         II.6 Class 4: Secured L&P Claim

             (i) Treatment: As the sole holder of the Class 4 L&P Claim, L&P shall be paid as follows: lump sum payment of $338,000 on the L&P Promissory Note on the Effective Date or such other date acceptable to L&P. The remaining $338,000 due under the L&P Promissory Note shall be paid over a period of twelve
(12) months, with interest at two percent (2%) over the Prime Rate on the unpaid balance, which payments shall begin on the first day of the month which begins immediately after the Effective Date, and continuing each subsequent month until paid in full.

         The $516,000 due under the L&P Revolving Credit Agreement shall be paid under the terms of such agreement, which shall survive according to its terms to and for the benefit of each party.

         The L&P Requirements Agreement shall modified to extinguish the $1,200,000 indebtedness thereunder. However, all other terms of the Requirements Agreement shall remain in full force and effect.

             (ii) Voting: Class 4 is impaired by the Plan and is entitled to vote to accept or reject the Plan.

         II.7 Class 5: Other Secured Claims

             (i) Treatment; Other Secured Claims that constitute an Allowed Claim shall be paid in full pursuant to the terms of the underlying agreement governing such Claim.

             (ii) Voting: Class 5 is unimpaired and is not entitled to vote on the Plan.

         II.8 Class 6: General Unsecured Claims

             (i) Treatment: Each holder of an Allowed Class 6 General Unsecured Claim shall be paid ten percent (10%) of such Claim, without interest, on the latest of (a) the Effective Date; (b) the date such Claim becomes and Allowed Claim; or (c) the date upon which the Debtors and the holder of such Allowed Claim otherwise agree.

             (ii) Voting: Class 6 is impaired by the Plan. All holders of Class 6 Claims, including those Disputed Claims which have not been objected to, are entitled to vote to accept or reject the Plan. Holders of Class 6 Claims to which a duly filed objection has been filed will not be entitled to vote to accept or reject the Plan, unless the holder of a Class 6 Claim files an appropriate motion pursuant to Bankruptcy Rule 3018.

         II.9 Class 7: Unsecured Insider Claims

             (i) Treatment: Each Class 7 Unsecured Insider Claim that constitutes an Allowed Claim, shall be reconstituted as an obligation of the Reorganized Debtors.

However, no payments shall be made thereon until all Class 1,2,3 and 6 Allowed Claims (as of the Effective Date) are paid in full. Thereafter, each such Claim shall be paid as may be agreed by the Reorganized Debtors and the holder of such Claims.

             (ii) Voting: Class 7 is impaired and each holder of a Class 6 Claim is entitled to accept or reject the Plan.

         II.10 Class 8: Equity Interests: Preferred Shareholders (ESOP)

             (i) Treatment: On the Effective Date, the ESOP holders (exclusive of insiders Stanley and Carolyn Kraftsow) shall receive a lump sum payment of $200,000.00 to be paid to the ESOP Trustee. The Series A Preferred Shares shall be cancelled upon the payment of $200,000.00 to the ESOP Trustee on the Effective Date or on a date agreeable to the ESOP Trustee, whether or not such Shares are surrendered.

             (ii) Voting: Class 8 is impaired and each holder of Class 8 Equity Interest is entitled to vote to accept or to reject the Plan.

         II.11 Class 9: Equity Interests: Common Shareholders

             (i) Treatment: Allowed Claims and Equity Interests in Class 9 shall receive .01 cents per share of Industries Common Shares (exclusive of insiders Stanley and Carolyn Kraftsow and trusts for their children). Upon being paid under the Plan, Class 9 Equity Interests (exclusive of the shares held by Stanley Kraftsow, Carolyn Kraftsow and trusts for children) shall be cancelled, whether or not surrendered to the Debtors or Reorganized Debtors.

             (ii) Voting: Class 9 is impaired and each holder of Class 9 Equity Interest is entitled to vote to accept or to reject the Plan.

         II.12 Form of Payments. Payments to be made by the Reorganized Debtors to Creditors pursuant to this Plan shall be made as the Reorganized Debtors may elect, either: (i) by a check drawn on a domestic bank; (ii) by wire transfer from a domestic bank; or (iii) in another manner agreed to between the Reorganized Debtors and the Creditor.

         II.13 Time Limit for Objection to Claims. Objections to Claims shall be filed by the Debtors with the Bankruptcy Court and served upon the holder of each of the Claims to which objection is made not later than the later of sixty
(60) days subsequent to the Confirmation Date or thirty (30) days after the filing of a Claim and service of a copy of such Claim upon the Debtors or within such other time period as may be fixed by the Bankruptcy Court, except that, unless otherwise extended by order of the Bankruptcy Court, the Debtors may file an objection to the allowance of any Claim filed resulting from therejection of an Executory Contract within the later of ninety (90) days following the Effective Date or thirty (30) days after the filing of such Claim and service of a copy of such Claim upon the Debtors.

         II.14 Resolution of Disputed Claims. All objections to Claims shall be litigated to Final Order, provided, however, that the Debtors may, in their sole discretion, compromise and settle any Disputed Claim subject to the approval of the Bankruptcy Court.

         II.15 Payments. Payments and distributions to each holder of a Disputed Claim that ultimately becomes, in whole or part, an Allowed Claim shall be made in accordance with the provisions of Article 2 of this Plan, but shall not include interest on the amount of such distribution from the date on which the holder of the Allowed Claim would have been entitled to receive payment if its Claim had not been a Disputed Claim.

         II.16 Right of Pre-Payment. At any time after the Effective Date, the Reorganized Debtors shall have the right to prepay the Distributions required hereunder by notifying, in writing, each holder if an Allowed Class Claim of such intent to prepay.

         II.17 No payments on Account of Disputed Claims. Notwithstanding any other provision of the Plan, no payments or Distributions will be made on account of a Disputed Claim or, if less than the entire Claim is a Disputed Claim, the portion of a Claim that is a Disputed Claim, until such Claim or portion of a Claim becomes an Allowed Claim.

         II.18 Reserve for Disputed Claims. To the extent that any Claim is a Disputed Claim, on the Effective Date, the Reorganized Debtors shall create a reserve for the benefit of each holder of a Disputed Claim who timely filed a proof of claim and hold in the Reserve Account that Cash which would otherwise be distributable to such holder on the Effective Date were such Disputed Claim an Allowed Claim on the Effective Date. The Reorganized Debtors shall hold such reserved amount in the Reserve Account pending such time as the Disputed Claim either becomes an Allowed Claim or is disallowed by order of the Bankruptcy Court. In the event that the Disputed Claim becomes an Allowed Claim, the Reserved Amount will be Distributed to such holder pursuant to the provisions of this Plan governing the Class of Claims to which the respective holder belongs, to the extent such Disputed Claim is Allowed, within ten (10) days after such Disputed Claim becomes an Allowed Claim. However, with respect to any Attorney General Claims, no reserve shall be made for any such claimant who did not timely file a proof of claim, and who thereby waives a right to a distribution.

In the event that the Disputed Claim is disallowed by order of the Bankruptcy Court, then the Reserved Amount shall become property of the Reorganized Debtors.

         The holder of any Disputed Claim shall not be entitled to interest on the reserved amount.

         II.19 Nonconsensual Confirmation/Cramdown. In the event that any Impaired Class of Claims or Interests shall fail to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code, the Debtors reserve the right to either (a) request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code or (b) modify the Plan, with the consent of the Committee as provided in section 10.1 below.

                                   ARTICLE III

                       ACCEPTANCE OR REJECTION OF THE PLAN
                       -----------------------------------

         III.1 Voting Classes. Each holder of an Allowed Claim in Classes 4, 6, 7, 8 and 9, shall be entitled to vote to accept or reject the Plan, unless otherwise ordered by the Court.

         III.2 Acceptance by Impaired Classes. An impaired Class of Claims shall have accepted the Plan if: (a) the holders (other than a holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims voting in such Class have voted to accept the Plan; and (b) more than one-half in number of holders (other than the holders designated under subject 1126(e) of the Bankruptcy Code) of such Allowed Claims voting in such Class have voted to accept the Plan.

         III.3 Presumed Acceptance of Plan. Classes 1, 2, 3 and 5 are unimpaired under the Plan, and, therefore, are conclusively presumed to accept the Plan.

         III.4 Confirmability of the Plan. The confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied with respect to the Debtors and the Plan. If the Bankruptcy Court determines that any provisions of the Plan are prohibited by the Bankruptcy Code, or render the Plan unconfirmable under section 1129 of the Bankruptcy Code, the Debtors reserve the right to sever such provisions from the Plan, and to request that the Plan, as so modified, be confirmed.

         III.5 Controversy Concerning Impairment. In the event of a controversy as to whether any Class of Claims or Equity Interests is impaired under the Plan, the Bankruptcy Court will, after notice and a hearing prior to the Confirmation Date, determine such controversy.

                                   ARTICLE IV

                         MEANS FOR EXECUTION OF THE PLAN
                         -------------------------------

         IV.1 Reorganized Debtors' Ability to Make the Distribution Provided For in the Plan. This Plan will be funded by the cash on hand and from proceeds of the Reorganized Debtors' business.

         VI.2 Vesting of Assets. Pursuant to sections 1123(a)(5)(A) and 1141 of the Bankruptcy Code, on the Effective Date, except as set forth herein, title to all assets and property of the Estate of the Debtors, including (without limitation) all service marks, trade names, logotypes, copyrights and other intellectual property, shall pass to, and vest in, the Reorganized Debtors free and clear of all claims, interests, Liens, charges and other interests of Creditors arising prior to the Effective Date. As of the Effective Date, all property and assets of the Reorganized Debtors, including (without limitation) all service marks, trade names, logotypes, copyrights and other intellectual property, shall be free and clear of all Claims and Equity Interests of such holders, except as otherwise provided herein. Except as set forth herein, any rights or causes of action owned by or accruing in favor of the Debtors (including those arising from the Bankruptcy Code or from the Chapter 11 Case) shall remain assets of the Reorganized Debtors.

         IV.3 Prior to the Effective Date. The Confirmation Order shall empower and authorize the Debtor or the Reorganized Debtors to take or cause to be taken, prior to the Effective Date, all actions which are necessary and appropriate to enable the Debtor to (a) implement effectively the provisions of this Plan, and (b) satisfy any and all other conditions precedent to consummation of this Plan.

         IV.4 Powers and Duties of the Reorganized Debtors' Operation of Business. On and after the Effective Date, the Reorganized Debtors may operate their businesses, and shall use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court, except as otherwise provided herein or in the Confirmation Order. On the Effective Date, the management, control and operation of the Reorganized Debtors shall become the general responsibility of the Board of Directors of the

Reorganized Debtors, who shall thereafter have the responsibility for the management, control and operation of the Reorganized Debtors.

         IV.5 Preferences and Fraudulent Conveyances. The Debtors reserve the right to pursue preference, fraudulent conveyance, or other types of claims under sections 544 and 547-550 of the Bankruptcy Code, or applicable state law, that are not otherwise released under this Plan. However, the Debtors shall not commence any such actions without the consent of the Committee.

         IV.6 Authority to Object to Claims, Compromise Litigation and Contested Matters, and Abandon Estate Assets. In addition to the powers and duties set forth above, the Reorganized Debtors or the Committee (through the Effective
Date) shall have the authority before, on and after the Effective Date to:

             (a) object to and subject to Bankruptcy Court Order, compromise any Claim not expressly Allowed pursuant to the terms of this Plan and compromise any causes of action vested in the Reorganized Debtors and any matter relating to the Estate Property in the manner the Reorganized Debtors deems advisable, and

             (b) abandon any Estate Property that is burdensome to the Reorganized Debtors or of inconsequential value upon the notice prescribed by Bankruptcy Rule 6007 and subject to Bankruptcy Court Order.


         IV.7 Further Authorization. The Reorganized Debtors shall be authorized and empowered to take such actions and seek such orders, judgments, injunctions and rulings as may be necessary to further fulfill the intentions and purposes, and to give full effect to the provisions of the Plan. The Reorganized Debtors shall further be authorized and empowered to file or record in any state or other political subdivision any documents necessary to (i) effectuate or demonstrate the transfer (which transfer is self-executing by the Plan) of Estate Property to the Reorganized Debtors or (ii) effectuate any other aspect of the Plan.

                                    ARTICLE V

                             EFFECTS OF CONFIRMATION
                             -----------------------

         V.1 Discharge of Claims. Except as otherwise provided herein or to the extent discharge is denied by a Final Order of the Bankruptcy Court, the rights afforded in this Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims of any nature whatsoever, including any interest and/or penalty accrued therein whether before or after the Filing Date, against the Debtors, their Estate(s), or any of their assets or properties. Except as otherwise provided herein or in the Confirmation Order, upon the Effective Date, all such Claims shall be discharged in accordance with sections 524 and 1141 of the Bankruptcy Code. Except as otherwise provided herein, all Claimants shall be precluded from asserting against the Debtors, their Estate(s), assets or properties any other or further Claim based upon any act or omission, transaction or other activity of any kind or nature of the Debtors that occurred prior to the Effective Date.

         V.2 Binding Effect/Injunction. Except as otherwise expressly provided in the Plan and in the provisions of the Bankruptcy Code and Bankruptcy Rules, on and after the Effective Date, the terms of the Plan shall bind all holders of Claims and Equity Interests, whether or not they accept the Plan. Except as set forth herein and except as provided in the Bankruptcy Code and Bankruptcy Rules, on and after the Confirmation Date all Entities who have held, hold or may hold Claims against the Debtors are permanently enjoined on and after the Effective
Date: (i) from commencing or continuing in any manner, directly or indirectly, any action or other proceeding of any kind with respect to any such Claim against the Debtors or the Property of the Debtors with respect to any such Claim, (ii) from the enforcement, attachment, collection or recovery by any manner or means, directly or indirectly, of any judgment, award, decree, or order against the Debtors or the Property of the Debtors, with respect to any such Claim, (iii) from creating, perfecting or enforcing, directly or indirectly, any encumbrance of any kind against the Debtors, or against the Property of the Debtors, with respect to any such Claim, (iv) from asserting, directly or indirectly, any setoff, right of subrogation or recoupment of any kind against any obligation due the Debtors, or against the Property of the Debtors, with respect to any such Claim, and (v) from any act, in any manner, in any place whatsoever, that does not conform to or comply with the provisions of this Plan. Nothing contained in this Plan, including this Section 5.2 hereof, shall (a) prohibit the holder of a timely filed Claim to which the Debtors has timely filed an objection from litigating its right to seek to have such Claim declared an Allowed Claim, or (b) enjoin or prohibit the enforcement by any Claimant of any of the obligations of the Debtors under this Plan.

         V.3 Pursuit of Available Claims and Causes of Action and Objections to Claims. The Reorganized Debtors shall be vested with the power and authority to assert, commence, pursue, defend, object to and settle all Claims and causes of action available to the Debtors (including, without limitation, State or Federal preference and fraudulent conveyance or similar claims and all avoidance actions under Chapter 5 of the Bankruptcy Code), all of which causes of action are explicitly reserved as set forth in Section 3.8 of this Plan.

                                   ARTICLE VI

               CONDITIONS PRECEDENT TO THE PLAN BECOMING EFFECTIVE
               ---------------------------------------------------

         VI.1 Conditions. The following are conditions precedent to the Plan becoming effective: (a) the payment by Stanley Kraftsow of $200,000; and (b) the Confirmation Order which incorporates all of the terms of the Plan and Disclosure Statement becomes a Final Order.

                                   ARTICLE VII

           EXECUTORY CONTRACTS AND NONRESIDENTIAL REAL PROPERTY LEASES
           -----------------------------------------------------------

         VII.1 Assumption of Executory Contracts. As of the Confirmation Date, any and all Executory Contracts to which the Estate is a party and to which have not already been assumed or rejected by order of the Bankruptcy Court shall be deemed assumed pursuant to sections 365 and 1123(b)(2) of Bankruptcy Code unless specifically rejected as set forth below.

         VII.2 Treatment of Allowed Rejection Claims. Pursuant to Bankruptcy Code section 365(a), the Debtors are rejecting the executory contract with Kent Advertising under the Plan. Any Entity whose Claim arises from rejection of an Executory Contract shall, to the extent such Claim becomes an Allowed Claim, have the rights of a Class 6 Claimant with respect thereto, and must file a proof of claim for rejection damages within twenty five (25) days of the Confirmation Order.

                                  ARTICLE VIII

                            RETENTION OF JURISDICTION
                            -------------------------

         VIII.1 Retention of Jurisdiction. The Bankruptcy Court shall retain jurisdiction of this case for the following purposes:

             (a) to consider any modification of the Plan;

             (b) to determine any and all objections to the allowance of Claims and any and all amendments of the Schedules, including any determination sought by either the Reorganized Debtors or the Committee during the term of this Plan with respect to the nature, extent, propriety, perfection and/or enforceability of any Lien on any assets;

             (c) to determine any and all applications for allowance of compensation and/or reimbursement of expenses arising out of or related to the Chapter 11 Case or the administration of this Plan for periods from the Petition Date to the Confirmation Date and, thereafter, to the extent there is any dispute with respect to any request for compensation or reimbursement of expenses by the Reorganized Debtors's or the Estate Committee's professionals incurred after the Confirmation Date;

             (d) to determine any and all applications pending on the Confirmation Date for the rejection of executory contracts and unexpired leases to which the Debtor is a party and the allowance of any Claims resulting therefrom;

             (e) to consider objections to any proposed abandonment of Estate Property;

             (f) to determine any and all disputes and controversies arising under or relating to the Plan;

             (g) to determine any and all applications, adversary proceedings and contested and litigated matters pending in the Chapter 11 Case on or prior to the Effective Date or commenced by the Reorganized Debtors during the administration of this Plan or Estate Property;

             (h) to determine any and all matters in connection with the Attorney General Actions;

             (i) to correct any defect, cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of this Plan and to effectuate payments under this Plan;

             (j) to enforce all orders, judgments, injunctions and rulings entered in connection with the Chapter 11 Case;

             (k) to determine the value of any or all property to be administered under the Plan;

             (l) to determine such other matters and enter such orders as may be necessary or appropriate in aid of Confirmation and to facilitate implementation of the Plan;

             (m) to enter a Final Decree closing the Chapter 11 Case.

                                   ARTICLE IX

                                  THE COMMITTEE
                                  -------------

         IX.1 Committee. The Committee shall continue in existence until the latter of (i) the Effective Date or (ii) the payment in full of Class 6 Unsecured Creditors, to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and the Plan, and shall perform such other duties as they may have been assigned by the Bankruptcy Court. On and after the Effective Date, the Committee shall remain in existence to assist and advise the Reorganized Debtors in the performance of its duties under the Plan.

                                    ARTICLE X

                            MODIFICATION OF THIS PLAN
                            -------------------------

          X.1 Modification. Except as otherwise specifically provided in this Plan, the Debtor, with the written consent of the Committee, may alter, amend, or modify this Plan under section 1127 of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of this Plan, the Debtor, with the written consent of the Committee, so long as it does not adversely affect the treatment of holders of Claims or Ownership Interests under this Plan, may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan; provided, however, that prior notice of such proceedings is served in accordance with Bankruptcy Rules 2002 and 9014.


                                   ARTICLE XI

                            SUBSTANTIVE CONSOLIDATION
                            -------------------------

         XI.1 Substantive Consolidation. The Plan contemplates and is predicated upon entry of the Substantive Consolidation Order which will effect the substantive consolidation of the Cases of the Debtors into a single chapter 11 case solely for the purposes of all actions associated with confirmation and consummation of the Plan. On the Confirmation Date or such other date as may be set by a Final Order of the Bankruptcy Court, but subject to the occurrence of the Effective Date: (i) all intercompany Claims by and among the Debtors shall be eliminated; (ii) all assets and liabilities of the Debtors shall be merged or treated as though they were merged; (iii) all prepetition cross-corporate guarantees of the Debtors shall be eliminated; (iv) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of the consolidated Debtors; (v) any Claims Filed or to be Filed in connection with any such obligation and such guarantees shall be deemed one Claim against the consolidated Debtors; and (vi) each and every Claim Filed in the individual chapter 11 case of any of the Debtors shall be deemed Filed against the consolidated Debtors in the consolidated Case and shall be deemed a single obligation of all of the Debtors under the Plan on and after the Confirmation Date. On the Confirmation Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the Debtors as to the obligations of another Debtor or of any other Person shall be discharged, released and of no further force and effect; provided, however, that nothing herein shall affect the obligations of each of the Debtors under the Plan.

         XI.2 Order Granting Substantive Consolidation. Unless substantive consolidation has been approved by a prior order of the Bankruptcy Court, this Plan shall serve as a motion seeking entry of an order substantively consolidating these cases. Unless an objection to substantive consolidation is made in writing by any Creditor affected by the Plan as herein provided on or before five (5) days prior to the date that is fixed to the Bankruptcy Court as the last date on which acceptances to this Plan may be received, or such other date as may be fixed by the Bankruptcy Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. In the event any such objections are timely Filed, a hearing with respect thereto shall be scheduled by the Bankruptcy Court, which hearing may, but need not, coincide with the hearing to consider confirmation of the Plan.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         XII.1 Net Operating Loss. The Reorganized Debtors shall have the authority to take any actions necessary to preserve and utilize any net operating losses that they may have.

         XII.2 Transfers Free and Clear of Taxes. All mortgages, assignments, agreements and other instruments of transfer to be executed or delivered under this Plan, if any, in connection with any transfer of property or an interest in property shall be recorded or filed, as appropriate, in the appropriate Register's Office, and shall be free and clear of, and without the payment of, any and all stamp taxes or similar taxes pursuant to section 1146(c) of the Bankruptcy Code and/or any similar tax on the recording of mortgages or other security instruments imposed by the laws of the State of New York, or any other State, or any political subdivision thereof.

         XII.3 Amendment and Restatement of Debtors Certificates of Incorporation. On or after the Effective Date, both Debtors' Certificates of Incorporation and by laws will be amended and restated to the extent necessary to effectuate the provisions of this Plan.

         XII.4 Exculpation and Releases. Neither the Debtors, the Reorganized Debtors nor the Committee nor any of their respective members, officers, directors, employees, attorneys, advisors or agents, including (without limitation) the ESOP Trustee, shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with, or arising out of, the operations of the Debtors prior to the filing of the bankruptcy cases, the Confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan except for willful misconduct or gross negligence, and, in all respects, the Debtors, the Reorganized Debtors, the Committee, and each of their respective members, officers, directors, employees, advisors and agents, including (without limitation) the ESOP Trustee, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         Upon the Effective Date, pursuant to section 1123(b)(3)(A) of the Bankruptcy Code, any and all claims held by the Debtors, or any person claiming derivatively through the Debtors, against any present or former officers or directors shall be forever settled, waived, released and discharged, and will

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


not be retained or enforced by the Reorganized Debtors or such person. Further, to the extent allowable under applicable bankruptcy law, upon the Effective Date, any and all claims and causes of action, whether direct or derivative, against any present officer or director of the Debtor, or the ESOP Trustee, arising out of or relating to the conduct of the Debtor by any holder of a Claim or Interest under the Plan shall similarly be forever settled, waived, released and discharged, and not retained or enforced by such holder.

         XII.5 Fractional Cents and Cents. Whenever any payment of a fraction of a cent or cent amount would otherwise be called for, the actual payment may, in the Debtor's discretion, reflect a rounding of such amount or fraction to the nearest whole cent or dollar (rounding down in the case of $.50, $.005 in the event of rounding to the cent, or less, and rounding up in the case of more than $.50, $.005 in the event of rounding to the cent).

         XII.6 Cancellation of Interests. On the Effective Date, each share of Industries Common Stock (exclusive of those held by insiders Stanley and Carolyn Kraftsow and trusts for their children) and Industries Series A Preferred Stock shall be cancelled, whether or not surrendered to the Reorganized Debtors or ESOP Trustee.

         XII.7 Unclaimed Property. Any Person who fails to claim any Distribution ("Unclaimed Property") within one year from the date of the Distribution or from such other date as a Claim becomes an Allowed Claim shall forfeit all rights to any Distribution under the Plan, and shall have no Claim whatsoever against the Debtor or Reorganized Debtors or any holder of an Allowed Claim to whom Distributions are made.

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


         XII.8 Amendment of the Plan This Plan may be amended, modified or supplemented by the Debtor before or after the Confirmation Date, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise direct.

         XII.9 Severability. Should the Bankruptcy Court determine, prior to the Confirmation Date, that any provision of this Plan is either illegal on its face or illegal as applied to any Claim or Interest, such provision shall be unenforceable as to all holders of Claims or Interests or to the specific holder of such Claim or Interest, as the case may be, as to which the provision is illegal. Such a determination of unenforceability shall in no way limit or affect the enforceability and operative effect of any other provision of this Plan.

         XII.10 Revocation. The Debtors reserve the right to revoke and withdraw this Plan prior to the Confirmation Date. If the Debtors revoke or withdraws this Plan, then this Plan shall be null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Person or to prejudice in any manner the rights of any of the Debtors or any Person in any further proceedings involving the Debtors.

         XII.11 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtor, the holders of Claims and Interests, and their respective successors and assigns.

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


         XII.12 Successors and Assigns. The rights and obligations of any Entity named or referred to in the Plan are binding upon, and inure to the benefit of, the successors and assigns of such Entity.

         XII.13 Governing Law. Except to the extent the Bankruptcy Code or the Bankruptcy Rules or the Local Bankruptcy Rules of the Bankruptcy Court are applicable, the rights, duties and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, including the laws of the State of New York with respect to issues of conflicts of law.

         XII.14 Headings. The headings used in this Plan are inserted for convenience only and neither constitute a portion of this Plan nor in any manner affect the construction of the provisions of this Plan.

         XII.15 Notices. Any notice, demand, claim or other communication under this Plan shall be in writing, and shall be deemed to have been given: (i) upon the personal delivery thereof; (ii) upon the day of transmission, if sent by telecopy; (iii) upon the next day following if sent by overnight delivery; or
(iv) upon the seventh (7th) day following mailing thereof, if sent by registered or certified mail, return receipt requested, postage prepaid. Notices shall be sent to the respective addresses of the parties set forth below, or such other address as the party may specify by notice given as herein provided:

                    (a)      if to the Debtors or to the Reorganized Debtors to:

                             Mr. Stanley Kraftsow, President
                             Craftmatic Industries, Inc.
                             2500 Interplex Drive
                             Trevose, PA   19053

                    with a copy to:

                             Parker Chapin Flattau & Klimpl, LLP
                             1211 Avenue of the Americas
                             New York, New York 10036
                             Attn:  Joel Lewittes, Esq.
                                    Adam H. Friedman, Esq.

                    (b)      if to the Committee to:

                             Gersten Savage Kaplowitz Fredericks & Curtin, LLP 101 E. 52nd Street
                             New York, New York 10022
                             Attn:  Harold Jones, Esq.

         XII.16 Rules of Interpretation. For purposes of this Plan (a) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; (c) unless otherwise specified, all references in the Plan to Sections, Schedules and Exhibits are references to Sections, Schedules and Exhibits of or to the Plan; (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; and (e) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

         XII.17 Releases of Professionals. On the Effective Date, the Debtors' Professionals and Committee Professionals (including counsel, accountants and advisors retained) shall be deemed to be released in full from any and all claims and liability arising in connection with any act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date relating to or arising from any act or omission taken by or on behalf of the Debtors.

         XII.18 Confirmation Order. The Confirmation Order shall ratify all transactions effected by the Debtors during the period commencing on the Petition Date and ending on the Confirmation Date.

         XII.19 Computation of Time. In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006 shall apply.

         XII.20 No Admissions. Notwithstanding anything herein to the contrary, nothing in the Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein, including, without limitation, liability on any Claim.

Dated:  March __, 1997                      CRAFTMATIC INDUSTRIES, INC.
                                            CRAFTMATIC ORGANIZATION, INC.
                                            Debtors and Debtors-in-Possession


                                            By:
                                               -------------------------------
                                                     Stanley Kraftsow
PARKER CHAPIN FLATTAU & KLIMPL, LLP
Attorneys for Debtors and Debtors-in-Possession
1211 Avenue of the Americas
New York, New York  10036
(212) 704-6000
Joel Lewittes, Esq.
Adam H. Friedman, Esq.



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